Exhibit 10.7

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of September 14, 2023 (the “Effective Date”), by and between Muzinich & Co., Inc., a Delaware corporation (“Licensor”), and Muzinich Corporate Lending Income Fund, Inc., a Delaware corporation (“Licensee”) (each a “party,” and collectively, the “parties”).

RECITALS

WHEREAS, Licensor and its affiliates have used the mark “Muzinich” and any derivative thereof (the “Licensed Marks”) in connection with the investment management, investment consultation and investment advisory services they provide; and

WHEREAS, Licensee desires to use the Licensed Marks as part of its corporate name and in connection with the operation of its business, and Licensor is willing to grant Licensee a license to use the Licensed Marks, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.

LICENSE GRANT

1.1. License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a personal, non-exclusive, royalty-free right and license to use the Licensed Marks solely and exclusively as a component of Licensee’s own corporate name and in connection with Licensee’s business. All rights not expressly granted to Licensee hereunder shall remain the exclusive property of Licensor.

ARTICLE 2.
COMPLIANCE

2.1. Compliance with Laws. Licensee agrees that the business operated by it in connection with the Licensed Marks shall comply with all laws, rules, regulations and requirements of any governmental body as may be applicable to the operation, marketing, and promotion of Licensee’s business.

2.2. Notification of Infringement. Licensee shall immediately notify Licensor and provide to Licensor all relevant background facts upon becoming aware of: (a) any registrations of, or applications for registration of, marks that do or may conflict with Licensor’s rights in the Licensed Marks or the rights granted to Licensee under this Agreement, (b) any infringements or misuse of the Licensed Marks by any third party (“Third Party Infringement”) or (c) any claim that Licensee’s use of the Licensed Marks infringes the intellectual property rights of any third party (“Third Party Claim”). Licensor shall have the exclusive right, but not the obligation, to prosecute, defend and/or settle, in its sole discretion, all actions, proceedings and claims involving any Third Party Infringement or Third Party Claim, and to take any other action that it deems necessary or proper for the protection and preservation of its rights in the Licensed Marks.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1. Licensee accepts this license on an “as is” basis. Licensee acknowledges that Licensor makes no explicit or implicit representation or warranty as to the registrability, validity, enforceability or ownership of the Licensed Marks, or as to Licensee’s ability to use the Licensed Marks without infringing or otherwise violating the rights of others, and Licensor has no obligation to indemnify Licensee with respect to any claims arising from Licensee’s use of the Licensed Marks, including, without limitation, any Third Party Claim.

3.2. No Conflict. Each party hereby represents and warrants to the other party that each party’s execution, delivery and performance of this Agreement does not: (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of such party; (ii) conflict with or violate any governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.

ARTICLE 4.

TERM AND TERMINATION

4.1. Term. This Agreement shall expire if Muzinich Direct Lending Adviser, LLC (the “Adviser”) or one of its affiliates ceases to serve as investment adviser to Licensee. This Agreement shall be terminable by Licensor, at any time and in its sole discretion, in the event that Licensor or Licensee receives notice of any Third Party Claim arising out of Licensee’s use of the Licensed Marks; by Licensor or Licensee upon sixty (60) days’ prior written notice to the other party; or by Licensor at any time in the event Licensee assigns or attempts to assign or sublicense this Agreement or any of Licensee’s rights or duties hereunder without the prior written consent of Licensor.

4.2. Upon Termination. Upon expiration or termination of this Agreement, all rights granted to Licensee under this Agreement with respect to the Licensed Marks shall cease and Licensee shall discontinue all other use of the Licensed Marks, including but not limited to, the use of the Licensed Marks in the Licensee’s name.

ARTICLE 5.

MISCELLANEOUS

5.1. Third Party Beneficiaries. The parties agree that the Adviser, shall be a third party beneficiary of this Agreement, and shall have the rights and protections provided to Licensee under this Agreement. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party, other than the Adviser, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.2. Assignment. Licensee shall not sublicense, assign, pledge, grant or otherwise encumber or transfer to any third party all or any part of its rights or duties under this Agreement, in whole or in part, without the prior written consent of Licensor, which consent Licensor may grant or withhold in its sole and absolute discretion. Any purported transfer without such consent shall be void ab initio.

5.3. Independent Contractor. Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

5.4. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

5.5. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Delaware.

5.6. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by each party hereto.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized officer.

LICENSOR:

MUZINICH & CO., INC.

By:	/s/ Paul Fehre
Name:	Paul Fehre
Title:	Director and Chief Operating Officer

LICENSEE:

MUZINICH CORPORATE LENDING INCOME FUND, INC.

By:	/s/ Jeffrey Youle
Name:	Jeffrey Youle
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED TO
AS OF September 14, 2023

MUZINICH DIRECT LENDING ADVISER, LLC

By:	Muzinich & Co., Inc., its sole member

By:	/s/ Paul Fehre
Name:	Paul Fehre
Title:	Director and Chief Operating Officer

[Signature page to Trademark License Agreement]

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